Exhibit 10.2

EXECUTION COPY

TETRALOGIC PHARMACEUTICALS CORPORATION

Debt Exchange

November 2, 2016

WHEREAS, concurrently with the execution of an asset purchase agreement (the “APA”) between TetraLogic Pharmaceuticals Corporation, a Delaware corporation (the “Issuer”), and Medivir AB, a company organized under the laws of Sweden (“Medivir”), for the sale of substantially all of the Issuer’s assets relating to the birinapant and SHP-141 (remetinostat) lead molecules to Medivir (the “Medivir Sale”) and as a condition and inducement to its willingness to enter into the APA, the Company has requested that each Noteholder set forth in Schedule I hereto (each, a “Noteholder”) agree, and each of the Noteholders has agreed, to enter into this Term Sheet;

WHEREAS, each Noteholder signatory to this Term Sheet currently owns, beneficially or of record, the aggregate principal amount of 8.00% Convertible Senior Notes due 2019 (the “Notes”) of the Issuer set forth on Schedule I hereto next to such Noteholder’s name, and all rights to interest thereon;

WHEREAS, the Notes listed on Schedule I hereto collectively represent 100% of all issued and outstanding principal amount of the Notes on the date hereof;

WHEREAS, this Term Sheet will become effective only when agreed to, and executed, by holders of 100% in aggregate principal amount of Notes;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and each Noteholder hereby agree as follows:

Note Exchange

To the exchange (the “Exchange”) of $2,200,000 in aggregate principal amount of issued and outstanding Notes (the “Aggregate Converted Amount”) for 12,222,222 newly issued shares of convertible participating preferred stock series A of the Issuer (the “Preferred Stock”), having a liquidation preference of $0.18 per share of Preferred Stock (the “Liquidation Preference”).

Following the Exchange, there will remain $41,550,000 in aggregate principal amount of Notes outstanding (the “Remaining Notes”) plus accrued but unpaid interest thereon. As of October 31, 2016, there is $$1,322,222.49 of accrued and unpaid interest on the Notes.

The specific Aggregate Converted Amount and Remaining Notes of each holder Notes will be as set forth in Schedule I hereto.

Upon issuance of the Preferred Stock, the Aggregate Converted

Amount surrendered for Exchange will be deemed paid in full and canceled.

As soon as practicable following the date hereof and no later than November 14, 2016, the Noteholders shall execute and deliver an Exchange and Consent Agreement (the “Exchange and Consent Agreement”) substantially in the form attached as Exhibit A hereto.

Remaining Notes

The Remaining Notes will remain issued and outstanding in accordance with their terms and governed by the indenture dated June 23, 2014 (the “Indenture”), subject to such amendments and modifications as may be agreed upon by the Noteholders as set forth in and evidenced by a supplemental indenture to become effective on the date of closing of the Medivir Sale (see “Exchange Timing and Mechanics / Supplemental Indenture” below).

Upon the consummation of the Medivir Sale, $12,000,000 (the “Closing Cash Amount”) shall be promptly distributed in cash to the holders of Remaining Notes in partial redemption of $12,000,000 in aggregate principal amount of such Remaining Notes and in priority to any payments to the holders of Preferred Stock or Junior Stock (as defined below).

Restrictions on Transfers of Remaining Notes

Until the consummation of the Medivir Sale, holders of Remaining Notes shall not transfer, directly or indirectly, any such Remaining Notes except to other persons who have agreed to be bound by the terms set forth in this Term Sheet and in the Exchange and Consent Agreement.

Preferred Dividends

The Preferred Stock will entitle its holders to a preferred dividend when, as and if declared by the board of directors of the Issuer (the “Board”), at a rate of 8%. Dividends shall be cumulative, whether or not declared by the Board and shall accrue semi-annually from the date of issuance of the Preferred Stock or from the most recent date on which dividends were paid or provided for.

Dividends on the Preferred Stock shall be payable prior to and in preference to any payment of any dividend or other distribution on stock which ranks junior to the Preferred Stock, including the common stock (collectively, the “Junior Stock”). No dividends or other distributions shall be made on Junior Stock prior to all payments on the Preferred Stock having been made in full.

After all accrued but unpaid dividends have been paid on the

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Preferred Stock, the holders of Preferred Stock shall also be entitled to any additional dividends or other distributions paid on the common stock by the Issuer in an amount per share of Preferred Stock equal to the amount paid or distributed per share of common stock as if the Preferred Stock had been converted into common stock as provided under “Conversion Rights” below.

Liquidation Rights

Upon (i) a liquidation, dissolution or winding-up of the Issuer, whether voluntary or involuntary, (ii) a merger or consolidation of the Issuer, (iii) a sale, lease or other transfer or disposition of all or substantially all of the assets of the Issuer and/or its subsidiaries (including the Medivir Sale) or (iv) a change of control or other direct or indirect transfer of the Issuer’s securities such that after such transfer a person or group of related persons (other than holders of Notes and their affiliates) would own directly or indirectly 50% or more of the outstanding voting stock of the Issuer (each, a “Liquidation Event”), after (i) taking into account other costs of liquidation and after (ii) all payments on the Remaining Notes have been made in full as provided above, but before (iii) any payment or distribution is made to the holders of Junior Stock, the holders of Preferred Stock shall be entitled to receive out of the assets of the Issuer legally available for distribution an amount per share of Preferred Stock equal to the sum of the aggregate Liquidation Preference of the Preferred Stock plus any accrued but unpaid dividends per share of Preferred Stock as provided under “Preferred Dividends” above (the “Liquidation Amount”).

If, upon consummation of such Liquidation Event, the assets of the Issuer and its subsidiaries are insufficient to make payment in full of the Liquidation Amount to all holders of Preferred Stock, then such assets shall be distributed pro rata among the holders of Preferred Stock based on their respective Liquidation Amount.

If, in any Liquidation Event, the amount of consideration received by the Issuer or its subsidiaries in such Liquidation Event is in the form of milestone payments or earn-outs, such amounts (net of costs of liquidation) shall be promptly distributed to the holders of Preferred Stock as and when received by the Issuer or its subsidiaries until the Liquidation Amount owed to such holders is paid in full.

After the Liquidation Amount has been paid in full on the

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Preferred Stock, the holders of Preferred Stock shall also be entitled to any additional dividends or other distributions paid on the common stock by the Issuer in an amount per share equal to the amount paid or distributed per share of common stock as if the Preferred Stock had been converted into common stock as provided under “Conversion Rights” below.

Conversion Rights

Each outstanding share of Preferred Stock shall be convertible at any time at the option of the holder thereof and without payment of additional consideration into fully paid and non-assessable shares of common stock. The number of shares of common stock into which each share of Preferred Stock shall initially be convertible (the “Conversion Ratio”) into shall be shall be one (1).

The Conversion Ratio shall be subject to customary adjustments for stock splits, dividends and equity issuances.

Voting Rights

The holders of Preferred Stock will vote on all matters submitted to a vote of the holders of stock of the Issuer, including any vote submitted to a vote of the holders of common stock of the Issuer, in which case they will hold the number of votes equal to the number of shares of common stock into which such shares of Preferred Stock would be converted into if converted as provided under “Conversion Rights” above.

Redemption Rights	There will be no redemption rights on the Preferred Stock.

Covenants

The Certificate of Designations for the Preferred Stock will include restrictions on the ability of the Issuer to do the following without consent of a majority of the issued and outstanding shares of Preferred Stock:

•                  Consummate any Liquidation Event

•                  Incur any indebtedness

•                  Issue any Junior Stock or other equity securities that would be pari passu or senior in right of payment, upon liquidation or otherwise, to the Preferred Stock

•                  Enter into any contract for the consummation of any event above

The Exchange and Consent Agreement will also include restrictions on the ability of any holder to transfer, directly or indirectly, its shares of Preferred Stock prior to the consummation of the Medivir Sale except to other persons who have agreed to be bound by the terms set forth in this Term Sheet and in the Exchange and Consent Agreement.

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Exchange Timing and Mechanics / Supplemental Indenture

Each Noteholder hereby agrees to: (i) the Exchange upon the individual terms set forth for each such holder on Schedule I, (ii) the consummation of the Medivir Sale (including voting their shares of Preferred Stock in favor of such Medivir Sale), and (iii) the Company’s use of all the Closing Cash Amount received from the Medivir Sale, to pay the outstanding amounts due under the Remaining Notes in the first instance.

Each Noteholder further conditionally agrees to (a) waive any put right for their Notes related to the Medivir Sale or a delisting or suspension of trading of the Issuer’s common stock, (b) waive any right to receive current cash payment of interest on the Remaining Notes on the interest payment date under the Indenture and agree that any interest will continue to accrue until paid, (c) waive any public reporting and other rights under the Indenture, in each case as may be necessary or advisable to give effect to the terms set forth in this Term Sheet and in the Exchange and Consent Agreement, (d) extend the maturity of the Remaining Notes until June 15, 2024, and (e) to execute and/or deliver such other documents and agreements and take such other actions as are customary and reasonably necessary to effectuate the partial redemption of the Remaining Notes contemplated by this Term Sheet, including consenting to any amendment or supplement to the Indenture to permit such partial redemption. The waivers and extensions set forth in clauses (a) through (e) above shall automatically terminate and be of no further force and effect as if they had never been provided if the APA is terminated or the Medivir Sale is not consummated for any reason. Upon the closing of the Medivir Sale, the Noteholders and the Company will enter into a supplement to the Indenture to permanently waive or otherwise amend the Indenture to reflect the matters identified in clauses (a) through (e) above.

Holders of Notes will agree to withdraw the Aggregate Converted Amount of Notes from the facilities of The Depository Trust Company and perform all acts requested by the Issuer or its counsel in connection with the Exchange and other transactions contemplated in this Term Sheet.

Timeline

The Exchange will be consummated and the Preferred Stock issued as soon as practicable following the execution of the Exchange and Consent Agreement and in any event prior to the record date for the shareholders meeting for the approval of the Medivir Sale.

Securities Considerations	The Preferred Stock will be issued in reliance on Section

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4(a)(2) and Regulation D under the Securities Act of 1933 and will be “restricted” upon issuance.

The Issuer will delist and deregister the common stock as soon as practicable following the execution of the Exchange and Consent Agreement.

Other Unsecured Liabilities

Other unsecured liabilities of the Issuer shall be as set forth in the budget attached as Exhibit B hereto and paid with cash on hand of the Issuer as and when they become payable and in no event later than three (3) business days following the closing of the Medivir Sale. In no event shall the Closing Cash Amount be used by the Issuer to pay such unsecured liabilities. In no event shall the holders of Notes take any action to restrict the payment by the Issuer of such unsecured liabilities with the Issuer’s current available cash on hand.

Professional Fees

The Issuer shall pay the reasonable and documented fees and expenses of one firm of counsel for holders of Notes, related to the exchange of Note, issuance of the Preferred Stock and other matters as set forth in this Term Sheet.

Governing Law	New York Law.

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The Noteholders and the Company have caused their respective signature pages to this Term Sheet to be duly executed as of the date first written above.

COMPANY

TETRALOGIC PHARMACEUTICALS CORPORATION

By:	/s/ J. Kevin Buchi
Name: J. Kevin Buchi
Title: CEO

[Signature Page to Term Sheet for Note Exchange]

NOTEHOLDERS

WHITEBOX RELATIVE VALUE PARTNERS L.P.

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Operating Officer and General Counsel

[Signature Page to Term Sheet for Note Exchange]

NOTEHOLDERS

WHITEBOX MULTI-STRATEGY PARTNERS L.P.

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Operating Officer and General Counsel

[Signature Page to Term Sheet for Note Exchange]

NOTEHOLDERS

PANDORA SELECT PARTNERS L.P.

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Operating Officer and General Counsel

[Signature Page to Term Sheet for Note Exchange]

NOTEHOLDERS

WHITEBOX GT FUND L.P.

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Operating Officer and General Counsel

[Signature Page to Term Sheet for Note Exchange]

LAZARD ASSET MANAGEMENT LLC, an investment adviser to certain accounts and pooled investment vehicles it manages

By:	/s/ Gerald B. Mazzari
Name: Gerald B. Mazzari
Title: Chief Operating Officer

[Signature Page to Term Sheet for Note Exchange]

HIGHBRIDGE INTERNATIONAL LLC

By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC, as Trading Manager

By:	/s/ Jason Hempel
Name: Jason Hempel
Title: Managing Director

HIGHBRIDGE TACTICAL CREDIT & CONVERTIBLES MASTER FUND, L.P.

By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC, as Trading Manager

By:	/s/ Jason Hempel
Name: Jason Hempel
Title: Managing Director

[Signature Page to Term Sheet for Note Exchange]

GEODE DIVERSIFIED FUND

BY: GEODE CAPITAL MANAGEMENT LP, manager

By:	/s/ Jeffrey S. Miller
Name: Jeffrey S. Miller
Title: Chief Operating Officer

[Signature Page to Term Sheet for Note Exchange]

LINDEN ADVISORS LP

By:	/s/ Robert G. Lennon
Name: Robert G. Lennon
Title: Director Legal Research/Analyst

[Signature Page to Term Sheet for Note Exchange]

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ Robert Thebault
Name: Robert Thebault
Title: Managing Director

[Signature Page to Term Sheet for Note Exchange]

TELEMETRY SECURITIES LLC

By:	/s/ Dan Sommers
Name: Dan Sommers
Title: Portfolio Manager

[Signature Page to Term Sheet for Note Exchange]

HUDSON BAY MASTER FUND LTD.

BY: HUDSON BAY CAPITAL MANAGEMENT LTD.

By:	/s/ Roy Astrachan
Name: Roy Astrachan
Title: Authorized Signatory

[Signature Page to Term Sheet for Note Exchange]

STATE OF NEW JERSEY COMMON PENSION FUND D

By:	/s/ Christopher McDonough
Name: Christopher McDonough
Title: Director, Division of Investment

[Signature Page to Term Sheet for Note Exchange]

EXHIBIT A

EXHIBIT A

Exchange and Consent Agreement

(See attached)

EXCHANGE AND CONSENT AGREEMENT

EXCHANGE AND CONSENT AGREEMENT (this “Agreement”), dated as of November   , 2016, by and between TetraLogic Pharmaceuticals Corporation, a Delaware corporation, with offices located at P.O. Box 1305, Paoli, PA 19301 (the “Company”), and each of the Noteholders listed on Schedule 1 attached hereto (collectively, the “Noteholders” and each individually, a “Noteholder”).

WHEREAS, the Company has agreed to sell substantially all of its assets relating to the birinapant and SHP-141 (remetinostat) lead molecules to Medivir AB, a company organized under the laws of Sweden (such transaction, the “Asset Purchase”), pursuant to the terms and conditions of that certain asset purchase agreement by and among the Company, its wholly-owned subsidiary TetraLogic Research and Development Corporation and Medivir AB, dated as of November 2, 2016  (the “APA”);

WHEREAS, on June 23, 2014, the Company issued 8.00% Convertible Senior Notes due 2019 (the “Notes”) to certain investors under an indenture, dated as of June 23, 2014 (the “Indenture”);

WHEREAS, each Noteholder currently owns, beneficially or of record, the aggregate principal amount of Notes set forth on Schedule 1 hereto next to such Noteholder’s name, and all rights to interest thereon;

WHEREAS, the Notes listed on Schedule 1 hereto collectively represent 100% of all issued and outstanding principal amount of the Notes on the date hereof;

WHEREAS, the Notes have accrued but unpaid interest as of October 31, 2016 in the amount of $1,322,222,49; and

WHEREAS, concurrently with the execution of the APA and as a condition and inducement to its willingness to enter into the APA, the Company has requested that the Noteholders agree, and each of the Noteholders has agreed, to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and each Noteholder hereby agree as follows:

I.             EXCHANGE OF NOTES.

A.            Within three (3) business days of execution of this Agreement (the “Exchange Date”), each Noteholder hereby agrees to, and to direct its nominee to, exchange the aggregate principal amount of Notes set forth for each Noteholder next to such Noteholder’s name under Schedule 1 hereto (collectively, the “Exchanged Notes”) for newly issued shares of convertible participating preferred stock series A of the Company (the “Preferred Stock”), having the designations, rights and preferences set forth in the term sheet attached as Exhibit A hereto (the “Term Sheet”), in the amount of Preferred Stock for each Noteholder set forth for such Noteholder on Schedule 1 hereto (such shares, the “Exchange Shares”).

B.            The Exchange Shares will be issued in a transaction exempt from registration pursuant to Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and will be deemed “restricted” under the Securities Act.

C.            Prior to the Exchange Date, the Company shall have caused a certificate of designation for the Exchange Shares (the “Certificate of Designation”) to be filed in the State of Delaware and to be in full force and effect.

D.            On the Exchange Date, each Noteholder shall deliver or cause to be delivered to the trustee under the Indenture (the “Trustee”) a Deposit/Withdrawal At Custodian (DWAC) instruction requesting to withdraw the Exchanged Notes from its account.

E.            On or prior to the Exchange Date, the Company shall deliver or cause to be delivered to the Trustee an officer’s certificate, certifying the CUSIP, the list of participants and corresponding participant numbers, the date of withdrawal, and the Exchanged Notes to be withdrawn from each participant’s account.

F.             Upon confirmation from the Trustee that (i) the Exchanged Notes have been withdrawn from each participant’s account as provided in Section 1.e above and (ii) the Exchanged Notes have been cancelled in accordance with the provisions of the Indenture, the Company shall cause its transfer agent (the “Transfer Agent”) to credit the number of Exchange Shares to which each Noteholder is entitled hereunder to each Noteholder’s or its designee’s account in accordance with the instructions set forth on Schedule 1 hereto, on the books and records of the Company kept by the Transfer Agent. Immediately upon such crediting, all Exchanged Notes shall have been deemed satisfied and discharged in their entirety and no longer outstanding, in force and in effect.

G.            Following consummation of the Note exchange provided in this Section 1, there will remain $41,550,000 in aggregate principal amount of Notes outstanding (the “Remaining Notes”) plus accrued but unpaid interest on all Notes (including the Exchanged Notes) from June 15, 2016 to the Exchange Date (the “Accrued Interest”).

H.            The Company represents and warrants that upon issuance as provided hereunder and under the Certificate of Designation, all Exchange Shares will be validly issued, fully paid and non-assessable.

I.             The Company and each Noteholder shall execute and/or deliver such other documents and agreements as are mutually acceptable and take such other actions as are customary and reasonably necessary and mutually acceptable to effectuate the exchange of the Exchanged Notes and issuance of the Exchange Shares under this Section 1.

II.            REMAINING NOTES.

A.            As soon as practicable following the closing of the Asset Purchase and other transactions contemplated by the APA (the “APA Closing”), the Company shall pay $12,000,000  in cash (the “Closing Cash Amount”) to the Trustee as paying agent under the Indenture for the benefit of the holders of the Remaining Notes in partial redemption of $12,000,000 in aggregate principal amount of such Remaining Notes (the “Redeemed Notes”) prior to any other payments to the holders of Preferred Stock or Junior Stock (as defined in the Certificate of Designation). Immediately upon such payment, all such redeemed aggregate principal amount of the Redeemed Notes shall be deemed satisfied and discharged in its entirety and no longer outstanding, in force and in effect.

B.            The Company shall deliver or cause to be delivered to the Trustee all notices, legal opinions and other officer’s certificates, and shall execute such supplemental indenture as may be necessary to effectuate such partial redemption of the Remaining Notes under the Indenture.

C.            The Company and each Noteholder shall execute and/or deliver such other documents and agreements as are mutually acceptable and take such other actions as are customary, reasonably necessary and mutually acceptable to effectuate the partial redemption of the Remaining Notes contemplated by this Agreement, including consenting to any amendments to the Indenture or the entry into of a supplemental indenture to permit such partial redemption.

III.          CONSENT AND VOTING.

A.            Each Noteholder hereby agrees to vote, or cause to be voted, all shares of Preferred Stock and all shares of Common Stock owned by such Noteholder or its affiliates, beneficially or of record, or over which such Noteholder or its affiliates have voting control, at any meeting of shareholders or pursuant to any action by written consent of the shareholders of the Company in favor of the Asset Purchase and the consummation of all transactions contemplated by the APA and related documentation.

B.            Each Noteholder hereby consents, and agrees to instruct the Trustee to consent, to the Asset Purchase and the consummation of all transactions contemplated by the APA and related documentation.

C.            The Company hereby agrees that it shall not enter into any amendment or provide any waiver under the APA without the prior consent of the Noteholders holding, of record, a majority in aggregate principal amount of the Notes then outstanding, which consent shall not be unreasonably withheld, conditioned or delayed.

IV.          ACKNOWLEDGEMENT AND WAIVERS.

A.            From and after the consummation of the Note exchange provided under Section 1 above and receipt by each Noteholder of the Exchange Shares hereunder, each Noteholder hereby acknowledges and agrees that:

(i) all amounts due and owing under such Noteholder’s Exchanged Notes shall have been satisfied in full except for the Accrued Interest and that there shall be no other amounts due or owing under such Exchanged Notes or the Indenture with respect to such Exchanged Notes except for the Accrued Interest;

(ii) all obligations other than the obligation to pay Accrued Interest under such Noteholder’s Exchanged Notes and the Indenture with respect to such Exchanged Notes shall have been fully satisfied and discharged; and

(iii) it waives any and all rights, title and interests under its Exchanged Notes and under the Indenture with respect to such Exchanged Notes, including without limitation its right to receive any payment of principal or any other amount (other than the Accrued Interest) under such Exchanged Notes.

B.            From and after payment by the Company of the Closing Cash Amount, as contemplated in Section 2.a above, each Noteholder hereby acknowledges and agrees that:

(i) all amounts due and owing under the Redeemed Notes shall have been paid in full except for the Accrued Interest and all accrued but unpaid interest on the Remaining Notes from the Exchange Date to the date the Company paid the Closing Cash Amount as provided in Section 2 above (the “Remaining Interest” and, together with the Accrued Interest, the “Interest”) and that there shall be no other amounts due or owing under such Noteholder’s Redeemed Notes or the Indenture with respect to such Redeemed Notes other than the Interest; and

(ii) all obligations other than the obligation to pay Interest under such Noteholder’s Redeemed Notes and the Indenture with respect to such Redeemed Notes shall have been fully satisfied and discharged.

C.            From and after the date hereof, each Noteholder hereby conditionally waives with respect to any and all Notes owned by it and its affiliates, beneficially or of record, and agrees to cause its respective nominee(s) as record holder of any Note beneficially owned by it or its affiliates to waive:

(i) its right to exercise its right to put its Notes under Article 3 of the Indenture upon the occurrence of any event set forth under clauses (2) and (4) of the definition of Fundamental Change under the Indenture;

(ii) the applicability of the covenants and obligations set forth under Section 5.02 of the Indenture;

(iii) the applicability of the covenants and obligations set forth in Article 6 of the Indenture with respect to the Asset Purchase;

(iv) its rights to receive interest payments in cash under Section 12.01 of the Indenture on June 15 and December 15 of each year and agrees instead that any such interest amounts shall be paid through the issuance of additional notes having the same terms as the Remaining Notes as modified by this Agreement; and

(v) the applicability of any defined terms or Events of Default (as defined in the Indenture) or other terms or covenants under the Indenture related to the waivers set forth above.

D.            Each Noteholder hereby conditionally agrees to extend with respect to any and all Remaining Notes owned by it and its affiliates, beneficially or of record, and agrees to cause its respective nominee(s) as record holder of any Remaining Note beneficially owned by it or its affiliates to extend, the maturity of the Remaining Notes to June 15, 2024.

E.            In addition, from and after the date hereof, each Noteholder hereby acknowledges and agrees not to declare, or instruct the Trustee to declare, an Event of Default (as defined in the Indenture) or accelerate the payment of any Notes owned by it and its affiliates, beneficially or of record, or to otherwise exercise or instruct the Trustee to exercise any remedy under the Indenture arising from any Event of Default, whether now existing or hereafter arising, until the consummation of the Asset Purchase and other transactions contemplated under the APA or termination of the APA by one or both of the parties thereto in accordance with its terms, in each case, to the extent necessary for the consummation of the Asset Purchase and other transactions contemplated under the APA.

F.             The Company shall deliver or cause to be delivered to the Trustee all notices, legal opinions and other officer’s certificates, and shall execute such supplemental indenture as may be necessary to effectuate the waivers and amendments contemplated by this Section 4 to the Indenture.

G.            The Company and each Noteholder shall execute and/or deliver such other documents and agreements and take such other actions as are customary, reasonably necessary and mutually acceptable to effectuate the waivers and amendments contemplated by this Section 4, including consenting to any amendments to the Indenture or the entry into of a supplemental indenture to permit the partial redemption of the Remaining Notes.

V.            REPRESENTATIONS AND WARRANTIES

A.            Noteholder Representations and Warranties.  Each Noteholder, severally and not jointly, hereby represents and warrants to the Company that, as of the date hereof, as of the Exchange Date and as of the APA Closing:

1.             Such Noteholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by such Noteholder and the consummation by such Noteholder of the transactions contemplated hereby have been duly and validly authorized by its board of directors or other governing body, and no other proceedings on its part are necessary to authorize this Agreement or to consummate such transactions.  This Agreement has been duly and validly executed and delivered by such Noteholder and, assuming due authorization, execution and delivery by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against such Noteholder in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally or by general principles governing the availability of equitable remedies, and, in the case of Common Pension Fund D, subject to the New Jersey Tort Claims Act (N.J.S.A. 59:1-1 et seq.) and the New Jersey Contractual Liability Act (N.J.S.A. 59:13-1 et seq.) as each may be amended from time to time.

2.             The execution and delivery of this Agreement by such Noteholder does not, and the performance of this Agreement by such Noteholder shall not, (A) conflict with or violate its organizational documents, (B) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which it is a party or by which it is (or the Notes or Preferred Stock owned, beneficially or of record, by it and its affiliates are) bound or affected or (C) result in the creation of a lien or encumbrance on any of the Notes or Preferred Stock owned, beneficially or of record, by it and its affiliates which would affect such Noteholder’s ability to comply with the terms and conditions of this Agreement.

3.             The execution and delivery of this Agreement by such Noteholder does not, and the performance of this Agreement by such Noteholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

4.             Such Noteholder is the beneficial owner or owner of record of the Notes and will transfer and deliver to the Company as and when required under this Agreement valid title to the Exchanged Notes and the Redeemed Notes, each free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, preemptive or similar rights, agreements, limitations on such Noteholder’s voting rights, charges and other encumbrances of any nature whatsoever.

5.             Such Noteholder shall receive the Exchange Shares under this Agreement for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution of the Exchange Shares in violation of the Securities Act and the rules and regulations promulgated thereunder.  Such Noteholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Exchange Shares, and is able to bear the economic risk of such investment.

6.             Such Noteholder is a qualified institutional buyer as defined in Rule 144A under the Securities Act or an accredited investor as defined in Rule 501(a) of the Securities Act.

7.             Neither such Noteholder nor any of its affiliates or representatives has acted on behalf of the Company or has received any commission or remuneration from the Company in connection with entering into this Agreement or the consummation of the transactions contemplated under this Agreement or the APA.  Neither such Noteholder nor any of its affiliates or representatives (i) was solicited by any person or entity on behalf of the Company to enter into this Agreement or to consummate the transactions contemplated under this Agreement, or (ii) has solicited any other investor in the Company’s Notes to enter into this Agreement or to consummate the transactions contemplated under this Agreement.

B.            Company Representations and Warranties.  The Company hereby represents and warrants to such Noteholder that, as of the date hereof, as of the Exchange Date and as of the APA Closing:

1.             The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by its board of directors or other governing body, and no other proceedings on its part are necessary to authorize this Agreement or to consummate such transactions.  This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally or by general principles governing the availability of equitable remedies.

2.             The transactions contemplated by this Agreement, including the issuance of the Exchange Shares are duly authorized and upon issuance in accordance with the terms of this Agreement, the Exchange Shares will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof.

3.             The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (A) conflict with or violate its organizational documents, or (B) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which it is a party or by which it is bound or affected.

4.             The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except as contemplated in this Agreement, or for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Company of its obligations under this Agreement.

VI.          COVENANTS.

A.            No Transfer.  Each Noteholder acknowledges and agrees prior to (i) the APA Closing and partial redemption of the Remaining Notes pursuant to Section 2.a of this Agreement or (ii) termination of the APA by either party thereto, not to, and to cause its respective affiliates and nominee(s) as record holder of any Note(s) beneficially owned by it or its affiliates not to, dispose or attempt to dispose, directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, of any Notes or shares of Preferred Stock owned by it or its affiliates, beneficially or of record, or any right, power, or interest therein, including through any sale, gift, pledge, encumbrance, or creation of a security interest in any Notes or shares of Preferred Stock; provided, that such Noteholder shall be permitted to transfer its interest in any Notes or shares of Preferred Stock to a party that agrees in writing to be bound by the terms and conditions of this Agreement and executes a joinder to this Agreement to that effect.  Each Noteholder hereby agrees and consents to the entry of stop transfer instructions by the Company with the Transfer Agent or the Trustee against the transfer of any Notes or shares of Preferred Stock inconsistent with the terms of this Section 6.a.

B.            Compliance with the Securities Act.  Each Noteholder acknowledges and agrees that (i) the Exchange Shares have not been and will not be registered under the Securities Act or any applicable securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration pursuant to Section 4(a)(2) and Regulation D of the Securities Act, and the Company is relying upon the truth and accuracy of, and such Noteholder’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of such Noteholder contained in this Agreement in order to determine the availability of such exemptions and eligibility of Noteholders to acquire the Exchange Shares; (ii) the Exchange Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or exempt from such registration; and (iii) the Exchange Shares will bear a legend substantially in the form set forth in Section 6.c below.

C.            Legend.

1.             It is understood that certificates evidencing the Exchange Shares may bear the following or any similar legend:

a.             “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT AND SUCH REGISTRATION STATEMENT REMAINS EFFECTIVE, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) IF REQUESTED BY THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COMPANY COUNSEL, STATING THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT.”

b.             “THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH UNDER AN EXCHANGE AND CONSENT AGREEMENT DATED NOVEMBER   , 2016.  COPIES OF THIS AGREEMENT CAN BE OBTAINED FROM THE COMPANY UPON REQUEST.”

2.             If required by the authorities of any state of the United States in connection with the issuance of the Exchange Shares, the certificates evidencing the Exchange Shares will bear the legend required by such state authority.

VII.         TERMINATION.   In the event that (i) the APA is terminated for any reason, (ii) the Asset Purchase and other transactions contemplated under the APA are not consummated on or before January 31, 2017, or (iii) the Company announces its intent to pursue a transaction or a series of transactions alternative to the Asset Purchase and other transactions contemplated under the APA, then all waivers, agreements and covenants of the Noteholders set forth in Section 4.c, Section 4.d, Section 4.e and Section 6.a will immediately and automatically expire and will have no further force and effect.

VIII.       MISCELLANEOUS.

A.            Permission to Disclose.  Each Noteholder hereby agrees and consents to the disclosure by the Company of this Agreement and all transactions contemplated hereunder as required by law, including stock exchange and securities regulations (including on a Form 8-K or proxy statement filed with the Securities and Exchange Commission).  For the avoidance of doubt, any such disclosure shall not identify any Noteholder by name.

B.            Specific Performance.  The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity.

C.            Entire Agreement.  This Agreement constitutes the entire agreement between the Company and each Noteholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Company and each Noteholder with respect to the subject matter hereof.

D.            Amendment.  This Agreement may not be amended and no other actions may be taken under this Agreement except by an instrument in writing signed by the Company and each Noteholder.

E.            Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated.

F.             Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt if delivered personally, upon receipt of a transmission confirmation if sent by electronic transmission or facsimile (with a confirming copy sent by overnight courier) and on the next business day if sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by notice), it being understood and agreed that with respect to Common Pension Fund D, all notices and communications will be made by personal delivery:

If to the Noteholder, to the address specified on Schedule 1 hereto.  With a copy to (which shall not constitute notice):

Brown Rudnick LLP

7 Times Square
New York, NY 10036

Attention: John Storz

Facsimile: (212) 938-2825

E-mail: jstorz@brownrudnick.com

If to the Company, to:

TetraLogic Pharmaceuticals Corporation

P.O. Box 1305

Paoli, PA 19301

Telephone: (610) 889-9900

Fax: (610) 889-9994

Attention: General Counsel

with a copy to (which shall not constitute notice):

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Telephone: (610) 640-7825

Fax: (610) 640-7835

Attention: Jeffrey P. Libson, Esq.

G.            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state without regard to the principles of conflicts of law of any jurisdiction; provided that, solely with respect to Common Pension Fund D, this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to the principles of conflicts of law of any jurisdiction.

H.            MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY.

I.             Consent to Jurisdiction.

1.             Each party to this Agreement, except the Common Pension Fund D:  (i) hereby irrevocably submits to the exclusive jurisdiction of the United States courts and New York State courts sitting in Manhattan, New York City, State of New York, for the purposes of any suit, action or proceeding arising out of or related to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereto consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 8.i. shall affect or limit any right to serve process in any other manner permitted by law.

2.             Solely with respect to Common Pension Fund D, litigation related to this Agreement shall be bought in the appropriate courts of the State of New Jersey, and each of the Company and Common Pension Fund D, for purpose of any such litigation, hereby submits to the exclusive jurisdiction and venue of such courts.

J.             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile or other electronic transmission (including .pdf) shall be as effective as delivery of a manually executed counterpart.

K.            Fees and Expenses.  Each party shall bear its own expenses, including the fees and expenses of accountants, financial or other advisors or representatives engaged by it, incurred in connection with this Agreement and the transactions contemplated hereby; provided that the Company shall pay the reasonable and documented fees and expenses of one firm of counsel for all Noteholders related to this Agreement, the Certificate of Designation, the issuance of the Preferred Stock and other matters set forth in this Agreement.

L.            Survival of Representations, Warranties and Covenants.  The representations and warranties contained in or made pursuant to this Agreement shall survive the closing of the transactions contemplated hereunder without limitation.

M.           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors or assigns.

[Signature Pages Follow]